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                                                                   Exhibit 10.20
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                      COMMITMENT LETTER TO AMEND BUSINESS
                   LOAN AGREEMENT AND MASTER REVOLVING NOTE

March 21, 2002

Stewart Wang
President/CEO
Taitron Components Incorporated
25202 Anza Drive
Santa Clarita, CA. 91355

Dear Stewart,

Comerica Bank - California ("Comerica") has agreed to make a Fifteen Million dollar ($15,000,000) Line of Credit available to Taitron Components Incorporated ("Taitron"). Comerica's commitment to fund the Line of Credit is subject to each of the terms and conditions listed below. As a condition to funding the Line of Credit, Comerica must be provided with all documents and information required by Comerica in form and substance satisfactory to Comerica. Comerica must continue to be satisfied with Taitron's financial condition, operations, and economic environment which may be reviewed by Comerica at any time.

LOAN COMMITMENT

Borrower:        Taitron Components Incorporated
Amount:          $15,000,000
Facility:        Revolving Line of Credit
Purpose:         Working Capital
Repayment:       Interest Only
Maturity:        May 18, 2004
Interest:        Based on rolling two quarter profitability
                 Greater than $250,000 per quarter Prime or LIBOR + 200bps
                 Less than $250,000 per quarter Prime or LIBOR + 235bps
                 LIBOR rates will be fixed for 30, 90, 180 or 365 days with minimum advances of $500,000.
Formula:         Borrowing will be limited to the sum of:
                 (1) 80% of eligible accounts receivable
                 (2) 30% of eligible inventory up to a maximum of $9,000,000
                 Effective 6/30/02: 30% of eligible inventory up to a maximum of $7,000,000.
                 Effective 12/31/02: 30% of eligible inventory up to a maximum of $5,500,000
                 (3) An additional amount of $2,940M (70% of appraised amount of building located @28040
                 W. Harrison Parkway, Valencia, CA)
                 Ineligible accounts receivable will primarily consist of the intercompany accounts, Government accounts, contra accounts, foreign accounts, 25% cross aging exclusion, COD, 20%
                 concentration, and accounts over 90 days.
                 Ineligible inventory will primarily consist of slow moving inventory (non-currently noted), consignment goods and packaging
Fees:            $5,000 Annual Fee
Other Fees:      Borrower will pay to Comerica all of Comerica's out of pocket expenses incurred in connection with the Line of Credit including but not limited to all attorney's, title, and filing fees incurred in connection with the loans.
Collateral:      UCC 1 first security interest on all corporate assets
                 First deed of trust on 28040 W. Harrison Parkway, Valencia, CA
Subordination    None
GUARANTEES:      None
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                                   COVENANTS

      The Loan Documents referred to above may contain the following covenants, among others:
1. Financial Statement. Borrower shall provide monthly company prepared financial statement to Bank within thirty (30) days from the end of borrower's fiscal quarter. Further, Borrower shall furnish to Bank 10K and 10Q within 15 days of filing.
2. Borrower shall maintain fire and extended coverage insurance in a form satisfactory to Bank.

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3.    Borrower will provide monthly accounts receivable, accounts payable agings and inventory reports within 15 days of month end. The reports will be submitted along with a borrowing base calculation in a form satisfactory to Bank.
4.    Semi-annual
5.    Financial Covenants. Financial covenants shall be determined in accordance with generally accepted accounting principals. Accounting and other terms requiring definition will be defined in subsequent Loan Documents.
      Proposed financial covenants to be tested quarterly include:
         a. Debt to effective tangible net worth ratio no greater than 0.75:1.0
         b. Effective tangible net worth no less than $ 24,600,000 commencing
         03/31/02, increasing each FYE by 100% of Net Income
         c. Current ratio of at least 2.0:1.0.
         d. Profitability
         For fiscal year 2002:
         Quarter 1 loss not to exceed $330,000.
         Quarter 2 profit of at least $50,000.
         Quarter 3 profit of at least $175,000.
         Quarter 4 profit of at least $175,000.
         Annual Profit of at least $150,000.
         For fiscal year 2003 and each fiscal year thereafter:
         Quarterly profit of at least $250,000.
         Annual profit of at least $1,000,000.

If the above does meet with you approval, please sign below accepting our commitment. Acceptance will authorize us to commence documentation and allow us to issue a 12/31/01 waiver of all covenant violations. This commitment will expire on March 31, 2002. All documentation satisfactory to Comerica and legal counsel must be signed and executed by April 20, 2002. This commitment replaces the previous commitment issued. This letter is also intended for the management of Taitron Components Incorporated only and not to be shared with other parties without the prior written consent of the Bank.

Very truly yours,
COMERICA BANK-CALIFORNIA

/s/Rick Pankow
Senior Vice President/ Group Manager

/s/Jason D. Brown
Vice President

Above Terms Accepted:

/s/Stewart Wang
Taitron Components Incorporated

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